Exhibit 99.1

Information Relating to Item 14 - Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of $300,000,000 aggregate principal amount of 5.638% Senior Notes due April 15, 2041 of Puget Sound Energy, Inc., registered pursuant to Registration Statement (Registration No. 333-171851) on Form S-3 filed on January 25, 2011, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission (the “Commission”) registration fee, $16,042.60 of which was previously paid to the Commission.

Securities and Exchange Commission registration fee	$24,750
Printing expenses	$25,000
Legal fees and expenses	$175,000
Accounting fees and expenses	$40,000
Rating Agency expenses	$245,000
Miscellaneous	$15,250

Total	$525,000